WILMINGTON TRUST CORPORATION
AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN
1. Purpose. The 2005 Long-Term Incentive Plan (the “Plan”) of Wilmington Trust Corporation (“Wilmington Trust”) is designed to encourage and facilitate ownership of stock by, and provide additional incentive compensation based on appreciation of that stock to, key staff members and directors and advisory board members of Wilmington Trust and other entities to whom the Committee grants Awards. Wilmington Trust hopes thereby to provide a potential proprietary interest as additional incentive for the efforts of those individuals in promoting Wilmington Trust’s continued growth and the success of its business. The Plan also will aid Wilmington Trust in attracting and retaining professional and managerial personnel.
2. Administration. The Plan shall be administered by the Corporation’s Compensation Committee, consisting solely of non-staff member directors, the Corporation’s Select Committee, consisting of either or both of its two staff member directors, or any other committee of the Corporation’s Board of Directors that the Board may appoint from time to time to administer the Plan (all such committees are hereinafter sometimes collectively referred to as the “Committee”). The Compensation Committee shall have sole authority to grant Awards to a Participant who is, at the Date of Grant of the Award, either a “covered employee” as defined in Section 162(m) or subject to Section 16 of the Exchange Act. The Compensation Committee also shall have authority to grant Awards to other Participants. The Select Committee shall have authority to grant Awards to Participants who are not, at the Date of Grant of the Award, either “covered employees” as defined in Section 162(m) or subject to Section 16 of the Exchange Act.
The Committee shall have the power and authority to administer the Plan in accordance with this Section 2. Wilmington Trust’s Board may appoint members of the Committee from time to time in substitution for those members who previously were appointed and may fill vacancies in the Committee, however caused. The Committee shall have exclusive and final authority in each determination, interpretation, or other action affecting the Plan and the Participants. The Committee shall have the sole and absolute discretion to interpret the Plan, establish and modify administrative rules for the Plan, select persons to whom Awards may be granted, determine the terms and provisions of Award Agreements (which need not be identical), determine all claims for benefits hereunder, impose conditions and restrictions on Awards it determines to be appropriate, and take steps in connection with the Plan and Awards it deems necessary or advisable. In the event of a conflict between determinations made by the Compensation Committee and the Select Committee, the determination of the Compensation Committee shall control.
A majority of the Compensation Committee’s members shall constitute a quorum thereof, and action by a majority of a quorum shall constitute action by the Compensation Committee. Compensation Committee members may participate in meetings by conference telephone or other similar communications equipment by means of which all members participating in the meeting can hear each other. Any decision or determination reduced to writing and signed by all of the Compensation Committee’s members shall be as effective as if that action had been taken by a vote at a meeting of the Committee duly called and held.
3. The Shares. The Committee shall not authorize issuance of more than a total of 4,000,000 shares hereunder, except as otherwise provided in Section 9(i) below. These may either be authorized and unissued shares or previously issued shares Wilmington Trust has reacquired. The shares covered by any unexercised portions of terminated Options granted under Section 5 and shares subject to any Awards the Participant otherwise surrenders without receiving any payment or other benefit may again be subject to new Awards hereunder. If a Participant pays the purchase price of an Option or tax liability associated with that exercise in whole or part by delivering Wilmington Trust Stock, the number of shares issuable in connection with the Option’s exercise shall not again be available for the grant of Awards. Shares used to measure the amount payable to a Participant in respect of Performance Awards or Other Awards shall not again be available for the grant of Awards. Shares issued in payment of Performance Awards denominated in cash amounts shall not again be available for the grant of Awards.
4. Participation. The Committee shall designate Participants from time to time in its sole and absolute discretion. Those Participants may include officers, other key staff members, and directors and advisory board members of, and consultants to, Wilmington Trust or its subsidiaries or affiliates. In making those designations, the Committee may take into account the nature of the services the officers, key staff members, directors, advisory board members, and consultants render, their present and potential contributions to Wilmington Trust, and other factors the Committee deems relevant in its sole and absolute discretion.
If the Committee designates a Participant to receive an Award in any year, it need not designate that person to receive an Award in any other year. In addition, if the Committee designates a Participant to receive an Award under one portion hereof, it need not include that Participant under any other portion hereof. The Committee may grant more than one type of Award to a Participant at one time or at different times.
5. Options.
a. Grant of Options. The Committee shall designate the form of Options and additional terms and conditions not inconsistent with the Plan. The Committee may grant Options either alone or in addition to other Awards. The terms and conditions of Option Awards need not be the same with respect to each Participant. The Committee may grant to Participants one or more incentive stock options (“Incentive Stock Options”) that meet the requirements of Section 422 of the Code, stock options that do not meet those requirements (“Nonstatutory Stock Options”), or both. To the extent any Option does not qualify as an Incentive Stock Option, whether because of its provisions, the time or manner of its exercise, or otherwise, that Option or the portion thereof that does not so qualify shall constitute a separate Nonstatutory Stock Option.
b. Incentive Stock Options. Each provision hereof and in any Award Agreement the Committee designates as an Incentive Stock Option shall be interpreted to entitle the holder to the tax treatment afforded by Section 422 of the Code, except in connection with the exercise of Options: (1) following a Participant’s Termination of Employment; (2) in accordance with the Committee’s specific determination with the consent of the affected Participant; or (3) to the extent Section 9 would cause an Option to no longer be entitled to that treatment. If any provision herein or the Award Agreement is held not to comply with requirements necessary to entitle that Option to that tax treatment, then except as otherwise provided in the preceding sentence: (x) that provision shall be deemed to have contained from the outset the language necessary to entitle the Option to that tax treatment; and (y) all other provisions herein and in that Award Agreement shall remain in full force and effect. Except as otherwise specified in the first sentence of this Section 5(b), if any Award Agreement covering an Option the Committee designates to be an Incentive Stock Option does not explicitly include any term required to entitle that Option to that tax treatment, all those terms shall be deemed implicit in the designation of that Option, and that Option shall be deemed to have been granted subject to all of those terms.
c. Option Price. The Committee shall determine the per share exercise price of each Option. That price shall be at least the greater of

(1) the par value per share of Wilmington Trust Stock and (2) 100% of the last sale price of Wilmington Trust Stock on the Date of Grant.
d. Option Term. The Committee shall fix the term of each Option, but no Option shall be exercisable more than ten years after the date the Committee grants it.
e. Exercisability. The Committee may at the time of grant determine performance targets, waiting periods, exercise dates, and other restrictions on exercise and designate those in the Award Agreement.
f. Method of Exercise. Subject to any waiting periods that may apply under Section 5(e) above, a Participant may exercise Options in whole or in part at any time during the period of time, if any, set forth in the Award Agreement during which that Option or portion thereof is exercisable by giving Wilmington Trust written notice specifying the number of shares to be purchased. The Participant must accompany that notice by payment in full of the purchase price in a form the Committee may accept. If the Committee determines in its sole discretion at or after grant, a Participant also may make payment in full or in part in the form of shares of Wilmington Trust Stock already owned and/or in the form of shares otherwise issuable upon exercise of the Option. In either case, the value of that stock shall be based on the Market Value Per Share of Wilmington Trust Stock tendered on the date the Option is exercised. Notwithstanding the foregoing, the right to pay the purchase price of an Incentive Stock Option in the form of already-owned shares or shares otherwise issuable upon exercise of the Option may be authorized only at the time of grant. No shares shall be issued until payment therefor has been made as provided herein, except as otherwise provided herein. In general, a Participant shall have the right to dividends and other rights of a shareholder with respect to Wilmington Trust Stock subject to the Option only when certificates for shares of that stock are issued to the Participant.
g. Acceleration or Extension of Exercise Time. The Committee may, in its sole and absolute discretion, on or after the Date of Grant, permit shares subject to any Option to become exercisable or be purchased before that Option would otherwise become exercisable under the Award Agreement. In addition, the Committee may, in its sole and absolute discretion, on or after the Date of Grant, permit any Option granted hereunder to be exercised after its expiration date, subject to the limitation in Section 5(d) above. Any extension of the expiration date of an Option under this Section 5(g) must result in the Option complying with or being exempt from the requirements of Section 409A of the Code.
h. Termination of Employment. Unless the Committee provides otherwise in an Award Agreement or after granting an Option, if the employment of a Participant who has received an Option terminates on other than: (1) the Participant’s Normal Retirement Date; (2) the Participant’s Other Retirement Date; (3) the Participant’s death; or (4) the Participant’s Disability, all Options previously granted to that Participant but not exercised before that Termination of Employment shall expire as of that date.
i. Death, Disability, or Retirement of a Participant. If a Participant dies while employed by the employer he or she was employed with when he or she was last granted Options, an Option theretofore granted to that Participant shall not be exercisable after the earlier of the expiration of that Option or three years after the date of that Participant’s death, and only (1) by the person or persons to whom the Participant’s rights under that Option passed under the Participant’s will or by the laws of descent and distribution and (2) if and to the extent the Participant was entitled to exercise that Option at the date of his or her death.
If a Participant’s employment with the employer he or she was employed with when he or she was last granted Options terminates due to Disability or on the Participant’s Normal Retirement Date or Other Retirement Date, an Option theretofore granted to that Participant shall not be exercisable after the earlier of the expiration date of the Option or three years after the date of the Disability or retirement. If the Participant has died before then, an Option theretofore granted to that Participant shall be exercisable (1) only by the person or persons to whom the Participant’s rights under the Option passed under the Participant’s will or by the laws of descent and distribution and (2) if and to the extent the Participant was entitled to exercise that Option on the date of his or her death.
6. Performance Awards.
a. Grant of Performance Awards. The Committee also may grant awards payable in cash or shares or a combination of both at the end of a specified performance period (“Performance Awards”) hereunder. These shall consist of the right to receive payment measured by (1) a specified number of shares at the end of an Award Period, (2) the Market Value Per Share of a specified number of shares at the end of an Award Period, (3) the increase in the Market Value Per Share of a specified number of shares during an Award Period, or (4) a fixed cash amount payable at the end of an Award Period, contingent on the extent to which certain pre-determined performance targets are met during the Award Period. The Committee shall determine the Participants, if any, to whom Performance Awards are awarded, the number of Performance Awards awarded to any Participant, the duration of the Award Period during which any Performance Award will be vested, and other terms and conditions of Performance Awards.
b. Performance Targets. The Committee may establish performance targets for Performance Awards in its sole and absolute discretion. These may include individual performance standards or specified levels of revenues from operations, earnings per share, return on shareholders’ equity, and/or other goals related to the performance of Wilmington Trust or any of its subsidiaries or affiliates. The Committee may, in its sole and absolute discretion, in circumstances in which events or transactions occur to cause the established performance targets to be an inappropriate measure of achievement, change the performance targets for any Award Period before the final determination of a Performance Award.
c. Earned Performance Awards. In granting a Performance Award, the Committee may prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree performance targets are attained. The degree of attainment of performance targets shall be determined as of the last day of the Award Period.
d. Payment of Earned Performance Awards. Wilmington Trust shall pay earned Performance Awards granted under Section 6(a)(2) or 6(a)(3) above in cash or shares based on the Market Value Per Share of Wilmington Trust Stock on the last day of an Award Period, or a combination of cash and shares, at the Committee’s sole and absolute discretion. Wilmington Trust shall normally make payment as soon as practicable after an Award Period. However, the Committee may permit deferral of payment of all or a portion of a Performance Award payable in cash upon a Participant’s request made on a timely basis in accordance with rules the Committee prescribes. Those deferred amounts may earn interest for the Participant under the conditions of a separate agreement the Committee approves and the Participant executes. In its sole and absolute discretion, the Committee may define in the Award Agreement other conditions on paying earned Performance Awards it deems desirable to carry out the purposes hereof.
e. Termination of Employment. Unless the Committee provides otherwise in the Award Agreement or as otherwise provided below, in the case of a Participant’s Termination of Employment before the end of an Award Period, the Participant will not be entitled to any Performance Award.
f. Disability, Death, or Retirement. Unless the Committee provides otherwise in the Award Agreement or after the grant of a Performance Award, if a Participant’s Disability Date or the date of a Participant’s Termination of Employment due to death or retirement on or after his or her Normal Retirement Date or Other

Retirement Date occurs before the end of an Award Period, the Participant or the Participant’s Beneficiary shall be entitled to receive a pro-rata share of his or her Award in accordance with Section 6(g) below.
g. Pro-Rata Payment. The amount of any payment Wilmington Trust makes to a Participant or that Participant’s Beneficiary under circumstances described in Section 6(f) above shall be determined by multiplying the amount of the Performance Award that would have been earned, determined at the end of the Performance Award Period, if that Participant’s employment had not been terminated, by a fraction, the numerator of which is the number of whole months the Participant was employed during the Award Period and the denominator of which is the total number of months in the Award Period. That payment shall be made as soon as practicable after the end of that Award Period, and shall relate to attainment of the applicable performance targets over the entire Award Period.
h. Other Events. Notwithstanding anything to the contrary contained in this Section 6, the Committee may, in its sole and absolute discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment before the end of an Award Period under certain circumstances, including a material change in circumstances arising after the date the Performance Award is granted, and subject to terms and conditions the Committee deems appropriate.
i. Code Section 409A. Notwithstanding any other provision of this Section 6, each Performance Award constituting deferred compensation within the meaning of Section 409A of the Code shall comply with the requirements of Section 409A.
7. Other Stock-Based Awards.
a. Grant of Other Awards. The Committee may grant other Awards under this Section 7 (“Other Awards”), valued in whole or in part by reference to, or otherwise based on, shares of Wilmington Trust Stock. Subject to the provisions hereof, the Committee shall have the sole and absolute discretion to determine the persons to whom and the time or times at which those Awards are made, the number of shares to be granted pursuant thereto, if any, and all other conditions of those Awards. Any Other Award shall be confirmed by an Award Agreement. The Award Agreement shall contain provisions the Committee determines necessary or appropriate to carry out the intent hereof with respect to the Award.
b. Terms of Other Awards. In addition to the terms and conditions specified in the Award Agreement, Other Awards made under this Section 7 shall be subject to the following:
(1) Any shares subject to Other Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered before the date on which those shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses;
(2) If specified in the Award Agreement, the recipient of an Other Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the shares covered by that Award, and the Committee may, in its sole and absolute discretion, provide in the Award Agreement that those amounts be reinvested in additional shares;
(3) The Award Agreement shall contain provisions dealing with the disposition of the Award in the event of the Participant’s Termination of Employment before the exercise, realization, or payment of the Award. The Committee may, in its sole and absolute discretion, waive any of the restrictions imposed with respect to any Other Award; and
(4) Shares issued as a bonus pursuant to this Section 7 shall be issued for the consideration the Committee determines is appropriate, in its sole and absolute discretion, but rights to purchase shares shall be priced at at least 100% of the Market Value Per Share on the date the Other Award is granted.

8. Annual Retainer.
a. Payment of Annual Retainer. During the term hereof, each non-employee director of each company the Compensation Committee designates to participate in this Section 8 shall be paid the first half of his or her Annual Retainer in Wilmington Trust Stock. Each director also may elect to receive the second half of his or her Annual Retainer in cash or Wilmington Trust Stock, or a combination of both. The Compensation Committee shall establish rules with respect to electing the form of payment provided for in the preceding sentence to facilitate compliance with Rule 16b-3. The number of shares to be issued to a non-employee director who receives shares pursuant to this Section 8(a) shall be the dollar amount of the portion of the Annual Retainer payable in shares divided by the Market Value Per Share of a share of Wilmington Trust Stock on the business day immediately preceding the date that installment of the Annual Retainer is otherwise paid to that company’s directors. Wilmington Trust shall not be required to issue fractional shares. Whenever under this Section 8 a fractional share would otherwise be required to be issued, Wilmington Trust shall pay an amount in lieu thereof in cash based upon the Market Value Per Share of that fractional share.
b. Deferral of Payment of Annual Retainer.
(1) Except as provided below, a director may irrevocably elect to defer receipt of all or any number of the shares of stock representing the Annual Retainer payable for a calendar year and receive a credit under his or Stock Unit Account of an equivalent number of Stock Units. Any such deferral election must be made in a time period the Committee may designate from time to time, provided that such period shall not end later than December 31 of the calendar year prior to the calendar year with respect to which the deferral election is made. Notwithstanding the foregoing, in the case of the first year in which a director becomes eligible to defer receipt of an Annual Retainer under this Plan, the director may make an initial deferral election within 30 days after the date the director becomes eligible to participate in the Plan with respect to any Annual Retainer earned later that same calendar year.
(2) A director’s Stock Unit Account shall be credited with a number of Stock Units equal in value to the amount of any cash dividends or stock distributions that would be payable with respect to those Stock Unit if those Stock Units had been outstanding shares of Wilmington Trust Stock (“dividend equivalents”). The number of Stock Units credited with respect to cash dividends shall be determined by dividing the amount of cash dividends that would be payable by the Fair Market Value of Wilmington Trust Stock as of the date those cash dividends would be payable.
(3) The Stock Units in a director’s Stock Unit Account shall be distributed, or commence to be distributed, to the Participant only in the form of Wilmington Trust Stock (with fractional shares being payable in cash) upon that director’s “separation from service” (within the meaning of Section 409A of the Code) in a lump sum payment or in periodic payments over time, as elected by the director at the time specified in Section 8(b)(1) above in accordance with procedures the Committee may establish. A director shall be entitled to receive a distribution of one share of Wilmington Trust Stock for each Stock Unit credited to his or her Stock Unit Account and cash equal to the Fair Market Value of any fractional Stock Unit credited to his or her Stock Unit Account.
9. Terms Applicable to All Awards Granted under the Plan.
a. Effect of Change in Control. Upon a Change in Control:
(1) Any and all Options shall become exercisable immediately; and
(2) The target values attainable under all Performance Awards and Other Awards shall be deemed to have been fully earned for the entire Award Period as of the effective date of the Change in Control.

b. Limitations.
(1) No person may be granted Awards in respect of more than 300,000 shares in any calendar year during the term hereof;
(2) No Options or other Awards can be re-priced after they have been granted; and
(3) No Awards other than Options can be made hereunder in respect of more than a total of 300,000 shares of Wilmington Trust Stock during the Plan’s term.
c. Plan Provisions Control Award Terms. The terms of the Plan govern all Awards granted hereunder. The Committee shall not have the power to grant a Participant any Award that is contrary to any provision hereof. If any provision of an Award conflicts with the Plan as it is constituted on the date the Award is granted, the terms of the Plan shall control. Except as provided in Sections 6(b) and 9(i) of the Plan, or unless the Committee provides otherwise in its sole and absolute discretion in the Award Agreement, the terms of any Award granted hereunder may not be changed after the date it is granted to materially decrease the value of the Award without the express written approval of the holder thereof. No person shall have any rights with respect to any Award until Wilmington Trust and the Participant have executed and delivered an Award Agreement or the Participant has received a written acknowledgement from Wilmington Trust that constitutes an Award Agreement.
d. Limitations on Transfer. A Participant may not transfer or assign his or her rights or interests with respect to Awards except by will, the laws of descent and distribution, or, in certain circumstances, pursuant to a qualified domestic relations order, as defined by the Code, Title I of ERISA, or the rules thereunder. Except as otherwise specifically provided herein, a Participant’s Beneficiary may exercise the Participant’s rights only to the extent they were exercisable hereunder at the date of the Participant’s death and are otherwise currently exercisable.
e. Taxes. If the Committee deems it necessary or desirable, Wilmington Trust shall be entitled to withhold (or secure payment from a Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or that Wilmington Trust pays (1) with respect to any amount payable and/or shares issuable under that Participant’s Award, (2) with respect to any income recognized upon the lapse of restrictions applicable to an Award, or (3) upon a disqualifying disposition of shares received upon the exercise of any Incentive Stock Option. Wilmington Trust may defer payment or issuance of the cash or shares upon the grant, exercise, or vesting of an Award unless indemnified to its satisfaction against any liability for that tax. The Committee or its delegate shall determine the amount of that withholding or tax payment. The Participant shall make that payment at the time the Committee determines. In each Award Agreement, the Committee shall prescribe one or more methods by which the Participant may satisfy his or her tax withholding obligation. This may include the Participant’s paying Wilmington Trust cash or shares of Wilmington Trust Stock or Wilmington Trust’s withholding from the Award, at the appropriate time, a number of shares sufficient to satisfy those tax withholding requirements, based on the Market Value Per Share of those shares. In its sole and absolute discretion, the Committee may establish rules and procedures relating to any withholding methods it deems necessary or appropriate. These may include rules and procedures relating to elections by Participants who are subject to Section 16 of the Exchange Act to have shares withheld from an Award to meet those withholding obligations.
f. Awards Not Includable for Benefit Purposes. Income a Participant recognizes pursuant to the provisions hereof shall not be included in determining benefits under any employee pension benefit plan, as that term is defined in Section 3(2) of ERISA, group insurance, or other benefit plan applicable to the Participant that the Participant’s employer maintains, except if those plans or the Committee provide otherwise.

g. Compliance with Rule 16b-3 and Section 162(m).
(1) If the Compensation Committee desires to structure any Award so that the compensation payable thereunder will qualify as “performance based” under Section 162(m), the Compensation Committee may establish objective performance goals as the basis for that Award. Those performance goals will be based on any combination the Compensation Committee selects of income, net income, growth in income or net income, earnings per share, growth in earnings per share, cash flow measures, return on equity, return on assets, return on investment, loan loss reserves, market share, fees, growth in fees, assets, growth in assets, stockholder return, stock price, achievement of balance sheet or income statement objectives, expenses, reduction in expenses, chargeoffs, nonperforming assets, market share, and overhead ratio. Those goals may be company-wide or on a departmental, divisional, regional, or individual basis. Any goal may be measured in absolute terms, by reference to internal performance targets, or as compared to another company or companies, and may be measured by the change in that performance target compared to a previous period. The goals may be different each year, and will be established with respect to a particular year by the latest date permitted by Section 162(m). No payment under such an Award will be made under the plan to a Section 162(m) Participant unless the pre-established performance goals are met or exceeded.
(2) It is intended that the Plan be applied and administered in compliance with Rule 16b-3 and Section 162(m). If any provision of the Plan would be in violation of Section 162(m) if applied as written, that provision shall not have effect as written and shall be given effect so as to comply with Section 162(m) as the Compensation Committee determines in its sole and absolute discretion. Wilmington Trust’s Board of Directors is authorized to amend the Plan, and the Compensation Committee is authorized to make any such modifications to Award Agreements, to comply with Rule 16b-3 and Section 162(m), as they may be amended from time to time, and to make any other amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments to Rule 16b-3 or Section 162(m). Notwithstanding the foregoing, Wilmington Trust’s Board of Directors may amend the Plan so that it (or certain of its provisions) no longer comply with either or both of Rule 16b-3 or Section 162(m) if the Board concludes that compliance is no longer desired. The Compensation Committee may grant Awards that do not comply with Rule 16b-3 and/or Section 162(m) if it determines, in its sole and absolute discretion, that it is in Wilmington Trust’s interest to do so.
h. Amendment and Termination.
(1) Wilmington Trust’s Board of Directors shall have complete power and authority to amend the Plan at any time it deems it necessary or appropriate. However, those directors shall not, without the affirmative approval of Wilmington Trust’s shareholders, make any amendment that requires shareholder approval under Rule 16b-3, the Code, or any other applicable law or rule of any exchange on which Wilmington Trust’s shares are listed unless the directors determine that compliance with Rule 16b-3, the Code, or those laws or rules is no longer desired. No termination or amendment hereof may, without the consent of the Participant to whom any Award has been granted, adversely affect the right of that individual under that Award. However, the Committee may make provision in the Award Agreement for amendments it deems appropriate in its sole and absolute discretion.
(2) Wilmington Trust’s Board of Directors may terminate the Plan at any time. No Award shall be granted hereunder after that termination. However, that termination shall not have any other effect. Any Award outstanding at the termination hereof may be exercised or amended after that termination at any time before the expiration of that Award to the same extent that that Award would have been exercisable or could have been amended if the Plan had not terminated.

i. Changes in Wilmington Trust’s Capital Structure. The existence of outstanding Awards shall not affect the right of Wilmington Trust or its shareholders to make or authorize any and all adjustments, recapitalizations, reclassifications, reorganizations, and other changes in Wilmington Trust’s capital structure, Wilmington Trust’s business, any merger or consolidation of Wilmington Trust, any issue of bonds, debentures, or preferred stock, Wilmington Trust’s liquidation or dissolution, any sale or transfer of all or any part of Wilmington Trust’s assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.
The number and kind of shares subject to outstanding Awards, the purchase or exercise price of those Awards, the number and kind of shares available for Awards subsequently granted, and the limitation in Section 9(b) hereof shall be adjusted appropriately to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other change in capitalization with a similar substantive effect on the Plan or Awards granted hereunder. The Committee shall have the power and sole and absolute discretion to determine the nature and amount of the adjustment to be made in each case. However, in no event shall any adjustment be made under the provisions of this Section 9(i) to any outstanding Award if an adjustment has been made or will be made to the shares of Wilmington Trust Stock awarded to a Participant in that person’s capacity as a shareholder.
If Wilmington Trust is merged or consolidated with another entity and Wilmington Trust is not the surviving entity, or if Wilmington Trust is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised Awards remain outstanding, then (1) subject to the provisions of Section 9(i)(2) below, after the effective date of that merger, consolidation, liquidation, or sale, each holder of an outstanding Award shall be entitled to receive, upon exercise of that Award in lieu of shares, other stock or securities as the holders of shares of Wilmington Trust Stock received in the merger, consolidation, liquidation, or sale; and (2) the Committee may cancel all outstanding Awards as of the effective date of that merger, consolidation, liquidation, or sale, provided that (x) notice of that cancellation has been given to each holder of an Award and (y) in addition to any rights he or she may have under Section 9(a) above, each holder of an Award shall have the right to exercise that Award in full, without regard to any limitations set forth in or imposed pursuant to Section 5, 6, or 7 above, during a 30-day period preceding the effective date of the merger, consolidation, liquidation, or sale. The exercise and/or vesting of any Award that was permissible solely because of this Section 9(i)(2)(y) shall be conditioned on consummation of the merger, consolidation, liquidation, or sale. Any Awards not exercised as of the date of the merger, consolidation, liquidation, or sale shall terminate as of that date.
If Wilmington Trust is consolidated or merged with another entity under circumstances in which Wilmington Trust is the surviving entity, and its outstanding shares are converted into shares of a third entity, a condition to the merger or consolidation shall be that the third entity succeed to Wilmington Trust’s rights and obligations hereunder, and that the Plan be administered by a committee of the Board of that entity.
Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers, consolidations, or other transactions similar to those described above.
Except as expressly provided herein, Wilmington Trust’s issuance of shares or any other securities for cash, property, labor, or services, either upon direct sale, the exercise of rights or warrants to subscribe therefor, or conversion of shares or obligations of Wilmington Trust convertible into shares or other securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class, or price of shares then subject to Awards outstanding.

After any reorganization, merger, or consolidation in which Wilmington Trust or one of its subsidiaries or affiliates is a surviving entity, the Committee may grant substituted Awards replacing old options or other awards granted under a plan of another party to the reorganization, merger, or consolidation whose stock subject to the old options or awards may no longer be issued following that reorganization, merger, or consolidation. The Committee shall determine the foregoing adjustments and the manner in which the foregoing provisions are applied in its sole and absolute discretion. Any of those adjustments may provide for eliminating any fractional shares of Wilmington Trust Stock that might otherwise become subject to any Options or other Awards.
Notwithstanding the foregoing, Award Agreements with respect to Awards that constitute deferred compensation (within the meaning of Section 409A of the Code) may contain provisions contrary to the foregoing provisions of this Section 9(i) to the extent necessary for those Award Agreements to comply with the requirements of Section 409A of the Code.
j. Period of Approval and Term of Plan.
The Plan shall be submitted to Wilmington Trust’s shareholders at their annual meeting scheduled to be held on April 21, 2005 or any adjournment or postponement thereof. The Plan shall be adopted and become effective only when approved by Wilmington Trust’s shareholders. Awards may be granted hereunder at any time up to and including April 30, 2008, at which time the Plan will terminate, except with respect to Awards then outstanding. Those shall remain in effect until their exercise, expiration, or termination in accordance herewith.
k.  Compliance with Law and Approval of Regulatory Bodies. No Award shall be exercisable, and no shares shall be delivered hereunder, except in compliance with all applicable federal and state laws and regulations, the rules of the New York Stock Exchange, and all other stock exchanges on which Wilmington Trust Stock is listed. Any certificate evidencing shares issued hereunder may bear legends the Committee deems advisable to ensure compliance with federal and state laws and regulations. No Award shall be exercisable, and no shares shall be delivered hereunder, until Wilmington Trust has obtained consent or approval from federal and state regulatory bodies that have jurisdiction over matters as the Committee deems advisable.
If a Participant’s Beneficiary exercises an Award, the Committee may require reasonable evidence regarding the ownership of the Award and consents, rulings, or determinations from taxing authorities the Committee deems advisable.
l. No Right of Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan or any part hereof, shall confer upon any Participant any right to continue in the employ of the Participant’s employer, nor in any other way affect the employer’s right or power to terminate the Participant’s employment at any time, to the same extent as might have been done if the Plan had not been adopted.
m. Use of Proceeds. Funds Wilmington Trust receives on the exercise of Awards shall be used for its general corporate purposes.
n. Severability. Whenever possible, each provision hereof and of every Award granted hereunder shall be interpreted in a manner as to be effective and valid under applicable law. If any provision hereof or of any Award granted hereunder is held to be prohibited by or invalid under applicable law, then (1) that provision shall be deemed amended to accomplish the provision’s objectives as originally written to the fullest extent permitted by law and (2) all other provisions hereof and of every other Award granted hereunder shall remain in full force and effect.
o. Construction of the Plan. The place of administration of the Plan shall be in Delaware, and the validity, construction, interpretation,

administration, and effect hereof, its rules and regulations, and rights relating hereto shall be determined solely in accordance with Delaware law, other than the conflict of law provisions of those laws, and except as that law is superseded by federal law.
p. Interpretation of the Plan. Headings are given to the sections hereof solely as a convenience for reference. Those headings and the numbering and paragraphing hereof shall not be deemed in any way material or relevant to the construction of any provision hereof. The use of a singular shall also include within its meaning the plural, and vice versa, where appropriate.
q. No Strict Construction. No rule of strict construction shall be implied against Wilmington Trust, the Committee, or any other person interpreting any term of the Plan, any Award granted under the Plan, or any rule or procedure the Committee establishes.
r. Costs and Expenses. Wilmington Trust shall bear all costs and expenses incurred in administering the Plan.
s. Unfunded Plan. The Plan shall be unfunded. Wilmington Trust shall not be required to establish any special or separate fund or otherwise segregate assets to assure payment of any Award.
t. Surrender of Awards. Any Award granted to a Participant may be surrendered to Wilmington Trust for cancellation on terms the Committee and the Participant approve.
10. Definitions. For purposes of the Plan, capitalized terms not otherwise defined herein have the following meanings:
a. “Annual Retainer” means the payment(s) the Board of Directors of each company the Compensation Committee designates to participate in Section 8 determines from time to time to be the annual retainer payable each year to each non-employee director thereof.
b. “Award” means (1) any grant to a Participant of any one or a combination of Incentive Stock Options, Nonstatutory Stock Options, Performance Awards, or Other Awards or (2) shares of Wilmington Trust Stock received with respect to an Annual Retainer pursuant to Section 8.
c. “Award Agreement” means a written agreement between Wilmington Trust and a Participant or a written acknowledgement from Wilmington Trust specifically setting forth the terms and conditions of an Award granted to a Participant under the Plan.
d. “Award Period” means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
e. “Beneficiary” means an individual, trust, or estate who or that, by will or the laws of descent and distribution, succeeds to a Participant’s rights and obligations under the Plan and an Award Agreement upon the Participant’s death.
f. “Cause” means, with respect to a Participant who is a staff member of Wilmington Trust or one of its subsidiaries or affiliates or who is a consultant, termination for, as the Committee determines in its sole and absolute discretion, the Participant’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order.
g. “Change in Control” means any of the events described below, directly or indirectly or in one or more series of transactions. However, the Committee may, in its sole and absolute discretion, specify in any Award Agreement a more restrictive definition of Change in Control. In that event, the definition of Change in Control set forth in that Award Agreement shall apply to the Award granted thereunder:

(1) Approval by Wilmington Trust Company’s (“WTC’s”) or Wilmington Trust’s shareholders of a consolidation or merger of WTC or Wilmington Trust with any Third Party, unless WTC or Wilmington Trust is the entity surviving that merger or consolidation;
(2) Approval by WTC’s or Wilmington Trust’s shareholders of a transfer of all or substantially all of the assets of WTC or Wilmington Trust to a Third Party or of a complete liquidation or dissolution of WTC or Wilmington Trust;
(3) Any person, entity, or group that is a Third Party, without prior approval of WTC’s or Wilmington Trust’s Board of Directors, by itself or through one or more persons or entities:
(a) Acquires beneficial ownership of 15% or more of any class of WTC’s or Wilmington Trust’s Voting Stock;
(b) Acquires irrevocable proxies representing 15% or more of any class of WTC’s or Wilmington Trust’s Voting Stock;
(c) Acquires any combination of beneficial ownership of Voting Stock and irrevocable proxies representing 15% or more of any class of WTC’s or Wilmington Trust’s Voting Stock;
(d) Acquires the ability to control in any manner the election of a majority of WTC’s or Wilmington Trust’s directors; or
(e) Acquires the ability to directly or indirectly exercise a controlling influence over the management or policies of WTC or Wilmington Trust;
(4) Any election occurs of persons to Wilmington Trust’s Board of Directors that causes a majority of that Board of Directors to consist of persons other than (a) persons who were members of that Board of Directors on February 29, 1996 (the “Effective Date”) and/or (b) persons who were nominated for election as members of that Board of Directors by Wilmington Trust’s Board of Directors (or a committee thereof) at a time when the majority of that Board of Directors (or that committee) consisted of persons who were members of Wilmington Trust’s Board of Directors on the Effective Date. However, any person nominated for election by Wilmington Trust’s Board of Directors (or a committee thereof), a majority of whom are persons described in clauses (a) and/or (b), or are persons who were themselves nominated by that Board of Directors (or a committee thereof), shall be deemed for this purpose to have been nominated by a Board of Directors composed of persons described in clause (a) above.
A Change in Control shall not include any of the events described above if they (x) occur in connection with the appointment of a receiver or conservator for WTC or Wilmington Trust, provision of assistance under Section 13(c) of the Federal Deposit Insurance Act (the “FDI Act”), the approval of a supervisory merger, a determination that WTC is in default as defined in Section 3(x) of the FDI Act, insolvent, or in an unsafe or unsound condition to transact business, or, with respect to any Participant, the suspension, removal, and/or temporary or permanent prohibition by a regulatory agency of that Participant from participating in WTC’s or Wilmington Trust’s business or (y) are the result of a Third Party inadvertently acquiring beneficial ownership or irrevocable proxies or a combination of both for 15% or more of any class of WTC’s or Wilmington Trust’s voting stock, and that Third Party as promptly as practicable thereafter divests itself of the beneficial ownership or irrevocable proxies for a sufficient number of shares so that the Third Party no longer has beneficial ownership or irrevocable proxies or a combination of both for 15% or more of any class of WTC’s or Wilmington Trust’s Voting Stock.
h. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

i. “Date of Grant” means the date designated by the Plan or the Committee as the date as of which an Award is granted. The Date of Grant shall not be earlier than the date on which the Committee approves the granting of the Award.
j. “Disability” means any physical or mental injury or disease of a permanent nature that renders a Participant incapable of meeting the requirements of the employment or other work the Participant performed immediately before that disability commenced. The Committee shall make the determination of whether a Participant is disabled and when the Participant becomes disabled in its sole and absolute discretion.
k. “Disability Date” means the date which is six months after the date on which a Participant is first absent from active employment or work due to a Disability.
l. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
m. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
n. “Market Value Per Share” of a share of Wilmington Trust Stock means, as of any date, the last sale price of a share of Wilmington Trust Stock on that date on the principal national securities exchange on which Wilmington Trust Stock is then traded. If Wilmington Trust Stock is not then traded on a national securities exchange, “Market Value Per Share” shall mean the last sale price or, if none, the average of the bid and asked prices of Wilmington Trust Stock on that date as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”). However, if there were no sales reported as of that date, the Market Value Per Share shall be computed as of the last date preceding that date on which a sale was reported. If any such exchange or quotation system is closed on any day on which the Market Value Per Share is to be determined, the Market Value Per Share shall be determined as of the first date immediately preceding that date on which that exchange or quotation system was open for trading.
o. “Normal Retirement Date” means the date on which a Participant terminates active employment with the employer he or she was employed with when he or she was last granted Awards on or after attaining age 65, but does not include termination for Cause.
p. “Option” means any option to purchase Wilmington Trust stock the Committee grants to a Participant under Section 5.
q. “Other Retirement Date” means a date, on or after a Participant attains age 55 but earlier than the Participant’s Normal Retirement Date, that the Committee in its sole and absolute discretion specifically approves and designates in writing to be the date upon which a Participant retires for purposes hereof, but does not include termination for Cause.
r. “Participant” means any staff member, director (including, without limitation, a director who receives some or all of an Annual Retainer in shares of Wilmington Trust Stock), or advisory board member of or consultant to Wilmington Trust or any of its subsidiaries or affiliates whom the Committee selects to receive Options, Performance Awards, or Other Awards.
s. “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act and any successor rule.
t. “SEC” means the Securities and Exchange Commission.
u. “Section 162(m)” means Section 162(m) of the Code and its regulations.
v. “Section 162(m) Participant” means a Participant a portion of whose compensation would be subject to Section 162(m) and that Wilmington Trust desires to deduct.
w. “Stock Unit” means a unit of value, equal at any relevant time to the Fair Market Value of a share of Wilmington Trust Stock, established by the Committee as a means of measuring the value of a director’s Stock Unit Account.

x. “Stock Unit Account” means the bookkeeping account maintained by the Committee or its delegate on behalf of each Particiapant who is credited with Stock Units and divided equivalents thereon pursuant to Section 8(b).
y. “Subsidiary” means a company more than 50% of the equity interests of which Wilmington Trust beneficially owns, directly or indirectly.
z. “Termination of Employment” means, with respect to a staff member Participant, the voluntary or involuntary termination of the Participant’s employment with Wilmington Trust or any of its subsidiaries or affiliates for any reason (including, without limitation, death, Disability, retirement, or as the result of the sale or other divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be Wilmington Trust or one of its subsidiaries or affiliates). With respect to a consultant, Termination of Employment means termination of the Participant’s services as a consultant to Wilmington Trust or one of its subsidiaries or affiliates.
aa. “Third Party” includes a person or entity or a group of persons or entities acting in concert not wholly-owned by Wilmington Trust or WTC, directly or indirectly.
bb. “Voting Stock” means the classes of stock of Wilmington Trust or WTC entitled to vote generally in the election of directors of Wilmington Trust or WTC, as the case may be.
cc. “Wilmington Trust Stock” means Wilmington Trust’s common stock, par value $1 per share.